Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Zedge, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 26, 2016, relating to the consolidated financial statements of Zedge, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2016.

/s/ BDO USA, LLP

Woodbridge, New Jersey

October 26, 2016